SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	November 29, 2011
PACIFIC ETHANOL, INC.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	000-21467 (Commission File Number)	41-2170618 (IRS Employer Identification No.)

400 Capitol Mall, Suite 2060 Sacramento, California	95814
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:	(916) 403-2123

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 29, 2011, Pacific Ethanol, Inc. (the “Company”) entered into an Agreement for Purchase and Sale of Units in New PE Holdco LLC (the “Purchase Agreement”) with Pacific Ethanol Equity Holdings LLC under which the Company purchased 69.25 units of New PE Holdco LLC for an aggregate purchase price of $4,501,250 in cash.  The 69.25 units represent approximately 7% of the total outstanding membership interests of New PE Holdco LLC, bringing the Company’s aggregate ownership interest in New PE Holdco LLC to approximately 27%.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(a)           Financial statements of businesses acquired.

Not applicable.

(b)           Pro forma financial information.

Not applicable.

(c)           Shell company transactions.

Not applicable.

(d)           Exhibits.

Number	Description
10.1	Agreement for Purchase and Sale of Units in New PE Holdco LLC dated as of November 29, 2011 between Pacific Ethanol, Inc. and Pacific Ethanol Equity Holdings LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 2, 2011	PACIFIC ETHANOL, INC.

By: /S/ CHRISTOPHER W. WRIGHT
Christopher W. Wright
Vice President, General Counsel and Secretary

EXHIBITS FILED WITH THIS REPORT

Number	Description
10.1	Agreement for Purchase and Sale of Units in New PE Holdco LLC dated as of November 29, 2011 between Pacific Ethanol, Inc. and Pacific Ethanol Equity Holdings LLC